CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated September 27, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 1 to Sparrow Funds' Registration Statement on Form N-1A (file no. 333-59877), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information



/s/

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
November 15, 1999